UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2019

RAFAEL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-38411	82-2296593
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Broad Street Newark, New Jersey	07102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 212 658-1450

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Securities registered pursuant to Section 12(b)-2 of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class B common stock, par value $0.01 per share	RFL	NYSE American

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 18, 2019, Rafael Holdings, Inc. (the “Company”) announced that it has received approval to list its Class B common stock, par value $0.01 per share (the “Class B Common Stock”), on the New York Stock Exchange (“NYSE”). The Company anticipates that its Class B Common Stock will begin trading on the NYSE at the commencement of trading on November 21, 2019 under the symbol “RFL.” Until the close of trading on November 20, 2019, the Company’s Class B Common Stock will continue to trade on the NYSE American under the symbol “RFL.” The Company’s Board of Directors has approved the transfer to the NYSE.

Item 7.01	Regulation FD Disclosure.

On November 18, 2019, the Company issued a press release announcing the transfer of listing described in Item 3.01 above. The Registrant is furnishing the information contained in this Report, including the press release, pursuant to Item 7.01 of Form 8-K promulgated by the Securities and Exchange Commission (the “SEC”). This information shall not be deemed to be “filed” with the SEC or incorporated by reference into any other filing with the SEC.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Document
99.1	Press Release, dated November 18, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAFAEL HOLDINGS, INC.

By:	/s/ David Polinsky
Name: David Polinsky
Title: Chief Financial Officer

Dated: November 18, 2019

EXHIBIT INDEX

Exhibit Number	Document
99.1	Press Release, dated November 18, 2019.

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